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                                                                    EXHIBIT 11.1

                            THE WARNACO GROUP, INC.
                     CALCULATION OF INCOME PER COMMON SHARE

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
                                                     THREE MONTHS ENDED          NINE MONTHS ENDED
                                                  ------------------------    ------------------------
                                                  OCTOBER 4,    OCTOBER 5,    OCTOBER 4,    OCTOBER 5,
                                                     1997          1996          1997          1996
                                                  ----------    ----------    ----------    ----------
                                                            (IN THOUSANDS EXCEPT SHARE DATA)

Net income (loss)..............................      $32,081        $5,811       $67,362      $(32,454)
                                                     -------        ------       -------      --------
                                                     -------        ------       -------      --------
Weighted average number of shares outstanding
  during the period:
     Shares outstanding during the period......   50,130,376    49,729,964    49,770,781    49,421,416
     Restricted shares issued during the
       period..................................       --            --            68,939        88,015
     Shares issued due to exercise of
       options.................................       92,863        24,038       184,346        85,496
     Add: common equivalent shares using the
       treasury stock method...................    5,157,242     3,889,143     4,969,650     4,180,441
     Less: treasury stock......................     (750,912)     (286,600)     (683,175)     (286,600)
                                                  ----------    ----------    ----------    ----------

Weighted average number of shares..............   54,629,569    53,356,545    54,310,541    53,488,768
                                                  ----------    ----------    ----------    ----------
                                                  ----------    ----------    ----------    ----------

Net income per share...........................     $0.59         $0.11         $1.24        $(0.61)
                                                    -----         -----         -----        -------
                                                    -----         -----         -----        -------
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